UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On June 25, 2010, Entertainment Properties Trust (the “Company”) and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc., for itself and on behalf of several initial purchasers (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell $250,000,000 in aggregate principal amount of its 7.750% Senior Notes due 2020 (the “Notes”). The Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The Notes are being offered by the Initial Purchasers only to qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions.

Certain Initial Purchasers, and their affiliates or predecessors, have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial, and commercial services for the Company and its affiliates and subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

Indenture and Notes

The Notes were issued pursuant to an Indenture, dated as of June 30, 2010 (the “Indenture”), among the Company, the Subsidiary Guarantors and UMB Bank, n.a., as trustee (the “Trustee”).

The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior indebtedness and effectively junior to all of the Company’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The obligations under the Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors. There is no sinking fund for the Notes.

The Company will pay interest on the Notes on January 15 and July 15 of each year, beginning on January 15, 2011. The Notes mature on July 15, 2020.

The Company may, from time to time, redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium (as such term is defined in the Indenture), plus any accrued and unpaid interest.

The Company and its restricted subsidiaries are subject to certain negative covenants under the Indenture. The provisions of the Indenture limit the Company’s and its restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	incur liens; and

•	consolidate, merge or sell or transfer assets.

The Indenture also contains customary events of default, including, but not limited to, the following:

•	default for 30 days in any payment of interest on the Notes;

•	default in payment of principal of or premium, if any, on the Notes when due and payable;

•	failure by the Company or any Subsidiary Guarantor to comply with their respective covenants in the Indenture, in certain cases subject to notice and grace periods;

•

default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Company or any of the Subsidiary Guarantors, if such default (i) results in the acceleration of such indebtedness prior to its maturity, (ii) the acceleration is not rescinded or annulled within 30 days after the Company or the Subsidiary Guarantor received notice of the default, and, (iii) in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $25.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization with respect to the Company or a significant subsidiary;

•	failure to pay final judgments aggregating in excess of $10.0 million above the coverage under applicable insurance policies and after applicable grace periods; and

•	certain defaults with respect to subsidiary guarantees.

Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately. Other events of default require action by the Trustee and the holders of at least 25% in principal amount of the outstanding Notes.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, on June 30, 2010, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities Inc., for itself and on behalf of several Initial Purchasers. Under the Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed to file with the Securities and Exchange Commission (the “Commission”),

and use their commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the Notes (the “Exchange Offer”) for an issue of registered notes with terms substantially identical to the Notes. In certain circumstances, the Company and the Subsidiary Guarantors may be obligated to file a shelf registration statement with the Commission relating to resales of the Notes. If the Company and the Subsidiary Guarantors fail to satisfy these obligations, including the obligation to complete the Exchange Offer within 360 days after the issue date of the Notes, the Company may be required to pay additional interest to holders of the Notes.

Certain Initial Purchasers, and their affiliates or predecessors, have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial, and commercial services for the Company and its affiliates and subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

Unsecured Revolving Credit Facility

Simultaneously with the closing of the Note offering, the Company and the Subsidiary Guarantors entered into a new $320 million unsecured revolving credit facility (the “New Unsecured Revolving Credit Facility”) with the lenders defined therein and KeyBank National Association, as administrative agent, JP Morgan Chase Bank, N.A. and RBC Capital Markets, as co-syndication, and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc. and RBC Capital Markets, as joint lead arrangers and joint book runners.

The New Unsecured Revolving Credit Facility provides for the extension of credit not to exceed $320.0 million, including a $70.0 million subline for letters of credit. The New Unsecured Revolving Credit Facility contains an “accordion” feature whereby, subject to lender approval, the total amount of the facility may be increased to $420.0 million. The New Unsecured Revolving Credit Facility matures on December 1, 2013, unless extended by us, the agent and the lenders.

Interest rates

The outstanding principal balance under the New Unsecured Revolving Credit Facility bears interest at fluctuating rates. These rates are based on LIBOR or the Base Rate, at our option, plus an applicable spread based on the ratings periodically assigned to our senior long-term unsecured debt by rating agencies, as set forth below:

S&P rating	Moody’s rating	Fitch’s rating	Base rate spread	LIBOR spread
≥ BBB-	≥ Baa3	≥ BBB-	2.00%	3.00%
= BB+	= Ba1	= BB+	2.25%	3.25%
≤ BB	≤ Ba2	≤ BB	2.50%	3.50%

If at least two of the three rating agencies have the same rating, that rating will determine the spread. If all three rating agencies have different ratings, the median rating will determine the spread.

“LIBOR” is determined based upon our selection of interest periods of one-, two-, three- or six-months for LIBOR loans, subject to availability. “Base Rate” is the greater of (a) the agent’s prime rate of interest announced from time to time, or (b) 0.5% above the then-current Federal Funds Rate, or (c) 1.0% above the then-current 30-day LIBOR.

The Company pays an unused line fee on the unused portion of the New Unsecured Revolving Credit Facility at an annual rate of 0.4%, if the unused portion is less than 50% of the facility amount, or 0.5%, if the unused portion equals or exceeds 50% of the facility amount.

Covenants

The New Unsecured Revolving Credit Facility contains customary covenants for transactions of this type, including, without limitation, restrictions on the ability of the Company and all or certain of its subsidiaries to make distributions; incur debt, make investments; grant or suffer liens; undertake mergers, consolidations, asset sales and other fundamental entity changes; make material changes to contracts and organizational documents; and enter into transactions with affiliates.

The New Unsecured Revolving Credit Facility has financial covenants for the Company and/or all or certain of its subsidiaries involving (a) maximum unsecured debt to eligible unencumbered properties; (b) maximum total debt to total asset value; (c) maximum permitted investments; (d) minimum tangible net worth; (e) minimum debt yield; (f) minimum interest coverage; (g) maximum distributions; (h) maximum secured debt to total asset value; (i) minimum fixed charge coverage; and (j) maximum secured recourse debt.

Events of default

The New Unsecured Revolving Credit Facility contains customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control.

A copy of the Purchase Agreement, the Indenture, the form of Note, the Registration Rights Agreement and the New Unsecured Revolving Credit Facility are attached hereto as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively. This summary description of the Purchase Agreement, the Indenture, the form of Note, the Registration Rights Agreement and the New Unsecured Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Indenture, the form of Note, the Registration Rights Agreement and the New Unsecured Revolving Credit Facility, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On July 1, 2010, the Company issued a press release announcing the closing of the issuance of the Notes and the closing of the New Unsecured Revolving Credit Facility. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

Number	Description

1.1	Purchase Agreement, dated June 25, 2010, among the Company, the Subsidiary Guarantors named therein and J.P. Morgan Securities Inc., for itself and on behalf of several Initial Purchasers

4.1	Indenture, dated June 30, 2010, among the Company, the Subsidiary Guarantors and UMB Bank, n.a., as trustee

4.2	Form of 7.750% Senior Note due 2020 (included as Exhibit A to Exhibit 4.1 above)

4.3	Registration Rights Agreement, dated June 30, 2010, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities Inc., for itself and on behalf of several Initial Purchasers

10.1	Credit Agreement, dated June 30, 2010, with the lenders defined therein and KeyBank National Association, as administrative agent, JP Morgan Chase Bank, N.A. and RBC Capital Markets, as co-syndication, and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc. and RBC Capital Markets, as joint lead arrangers and joint book runners

99.1	Press Release dated July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Vice President, Treasurer and Chief Financial Officer

Date: July 1, 2010

INDEX TO EXHIBITS

Exhibit	Description

1.1	Purchase Agreement, dated June 25, 2010, among the Company, the Subsidiary Guarantors named therein and J.P. Morgan Securities Inc., for itself and on behalf of several Initial Purchasers

4.1	Indenture, dated June 30, 2010, among the Company, the Subsidiary Guarantors and UMB Bank, n.a., as trustee

4.2	Form of 7.750% Senior Note due 2020 (included as Exhibit A to Exhibit 4.1 above)

4.3	Registration Rights Agreement, dated June 30, 2010, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities Inc., for itself and on behalf of several Initial Purchasers

10.1	Credit Agreement, dated June 30, 2010, with the lenders defined therein and KeyBank National Association, as administrative agent, JP Morgan Chase Bank, N.A. and RBC Capital Markets, as co-syndication, and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc. and RBC Capital Markets, as joint lead arrangers and joint book runners

99.1	Press Release dated July 1, 2010